 EXHIBIT 10.8

EXECUTION VERSION

GUARANTY AND COLLATERAL AGREEMENT

dated as of

July 31, 2015

by and among

GOLDEN ENTERTAINMENT, INC.,

other Guarantors from time to time party hereto,

and

CAPITAL ONE, NATIONAL ASSOCIATION,
as Administrative Agent

Guaranty and Collateral Agreement – Golden Entertainment, Inc.

TABLE OF CONTENTS

Page

ARTICLE I

DEFINITIONS

1.1.	Terms Defined in UCC	1
1.2.	Definitions of Certain Terms Used Herein	1

	ARTICLE II

	GUARANTY

2.1.	Guaranty	5
2.2.	Guaranty Absolute and Unconditional	5
2.3.	Waivers	6
2.4.	Subordination of Subrogation	6
2.5.	Contribution with Respect to Guaranteed Obligations	7
2.6.	Limitation of Guaranty	8
2.7.	Reinstatement; Stay of Acceleration	8
2.8.	Taxes	8
2.9.	Reliance	8
2.10.	Currency	8
2.11.	Keepwell	8

ARTICLE III

GRANT OF SECURITY INTEREST

3.1.	Grant of Security Interest	9
3.2.	Certain Limited Exclusions	9

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

4.1.	Title, Authorization, Validity and Enforceability	10
4.2.	Conflicting Laws and Contracts	10
4.3.	Principal Location	10
4.4.	No Other Names; Etc	10
4.5.	Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization	11
4.6.	Property Locations	11
4.7.	[Reserved]	11
4.8.	Accounts and Chattel Paper	11
4.9.	Filing Requirements	11
4.10.	No Financing Statements, Security Agreements	11
4.11.	Pledged Securities and Other Investment Property	11

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4.12.	Intellectual Property	12
4.13.	Deposit Accounts and Securities Accounts	13
4.14.	Commercial Tort Claims	13
4.15.	Specific Collateral	13
4.16.	Enforcement	13

ARTICLE V

COVENANTS

5.1.	General	14
5.2.	Receivables	16
5.3.	Maintenance of Goods	16
5.4.	Instruments, Securities, Chattel Paper, Documents and Pledged Deposits	16
5.5.	Uncertificated Securities and Certain Other Investment Property	17
5.6.	Stock and Other Ownership Interests	17
5.7.	Deposit Accounts and Securities Accounts	17
5.8.	Letter-of-Credit Rights	18
5.9.	Federal, State or Municipal Claims	18
5.10.	No Interference	18
5.11.	Insurance	18
5.12.	Intellectual Property.	18
5.13.	Commercial Tort Claims	19
5.14.	Landlord Personal Property Collateral Access Agreement	19
5.15.	Undertakings Regarding Pledges of Nevada Equity Interests	19
5.16.	Updating of Exhibits to Agreement	20

ARTICLE VI

DEFAULT

6.1.	Default	20
6.2.	Remedies	20
6.3.	Guarantors’ Obligations Upon Default	22
6.4.	License	23

ARTICLE VII

WAIVERS, AMENDMENTS AND REMEDIES

ARTICLE VIII

PROCEEDS; COLLECTION OF RECEIVABLES

8.1.	Lockboxes	23
8.2.	Collection of Receivables	23
8.3.	Special Collateral Account	24
8.4.	Application of Proceeds	24

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ARTICLE IX

GENERAL PROVISIONS

9.1.	Notice of Disposition of Collateral; Condition of Collateral	24
9.2.	Limitation on Administrative Agent’s and other Secured Parties’ Duty with Respect to the Collateral	25
9.3.	Compromises and Collection of Collateral	25
9.4.	Secured Party Performance of Guarantor’s Obligations	26
9.5.	Authorization for Secured Party to Take Certain Action	26
9.6.	Specific Performance of Certain Covenants	26
9.7.	Use and Possession of Certain Premises	27
9.8.	Dispositions Not Authorized	27
9.9.	Reinstatement	27
9.10.	Benefit of Agreement	27
9.11.	Survival of Representations	27
9.12.	Expenses	27
9.13.	Headings	28
9.14.	Termination	28
9.15.	Entire Agreement	28
9.16.	Governing Law; Jurisdiction; Waiver of Jury Trial.	28
9.17.	Indemnity	29
9.18.	Intercompany Indebtedness	29
9.19.	Severability	29
9.20.	Application of Gaming Laws	29
9.21.	Counterparts	30

ARTICLE X

NOTICES

10.1.	Sending Notices	30
10.2.	Change in Address for Notices	30

ARTICLE XI

THE ADMINISTRATIVE AGENT

EXHIBITS

Exhibit A	Names and Locations
Exhibit B	Intellectual Property
Exhibit C	[Reserved]
Exhibit D	Investment Property
Exhibit E	Filing Offices
Exhibit F	Commercial Tort Claims
Exhibit G	Guarantor Information
Exhibit H	Deposit Accounts and Securities Accounts
Exhibit I	Form of Amendment
Exhibit J	Form of Supplement

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THIS GUARANTY AND COLLATERAL AGREEMENT (as the same may be amended, restated, supplemented or otherwise modified from time to time, this “Agreement”) is entered into as of July 31, 2015, by and among GOLDEN ENTERTAINMENT, INC., a Minnesota corporation (the “Borrower”), the other Guarantors (as hereinafter defined) from time to time party hereto, and CAPITAL ONE, NATIONAL ASSOCIATION, a national banking association, in its capacity as administrative agent (the “Administrative Agent”) for itself and for the Secured Parties (as defined in the Credit Agreement identified below).

WHEREAS, the Borrower, the Administrative Agent and the Lenders are entering into that certain Credit Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for certain extensions of credit and other financial accommodations to be made by the Lenders to or for the benefit of the Borrower;

WHEREAS, it is a condition to the effectiveness of the Credit Agreement that the Guarantors enter into this Agreement; and

WHEREAS, the Guarantors wish to secure their obligations to the Secured Parties pursuant to the terms of this Agreement;

ACCORDINGLY, in order to induce the Administrative Agent and the Lenders to enter into the Credit Agreement and the other Loan Documents and the Lenders to extend credit to the Borrower under the Credit Agreement, the Guarantors hereby agree with the Administrative Agent, for the benefit of the Secured Parties, as follows:

ARTICLE I

DEFINITIONS

Terms Defined in the Credit Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

1.1.     Terms Defined in UCC. The following terms have the meanings given to them in the UCC: “Account”, “As-Extracted Collateral”, “Chattel Paper”, “Control”, “Deposit Account”, “Documents”, “Equipment”, “Farm Products”, “Financial Assets”, “Fixture”, “General Intangible”, “Goods”, “Health-Care-Insurance Receivable”, “Instruments”, “Inventory”, “Investment Property”, “Letter-of-Credit Right”, “Securities Account”, “Security” and “Supporting Obligation”.

1.2.     Definitions of Certain Terms Used Herein. As used in this Agreement, the following terms shall have the following meanings:

“Allocable Amount” has the meaning assigned to such term in Section 2.5.

“Amendment” has the meaning assigned to such term in Section 5.4.

“Article” means a numbered article of this Agreement, unless another document is specifically referenced.

“Collateral” means all Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, letters of credit, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations, Trademarks and Other Collateral, wherever located, in which any Guarantor now has or hereafter acquires any right or interest, and the proceeds (including Stock Rights), insurance proceeds and products thereof, together with all books and records, customer lists, credit files, computer files, programs, printouts and other computer materials and records related thereto; provided, however, in no case shall “Collateral” include any Excluded Property.

“Commercial Tort Claims” means commercial tort claims, as defined in the UCC of any Guarantor, including each commercial tort claim specifically described in Exhibit F.

“Control Agreement” means, with respect to any Deposit Account or any Securities Account, an agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Administrative Agent, the financial institution or other Person at which such account is maintained and the Guarantor maintaining such account, as applicable, effective to grant Control over such account to the Administrative Agent.

“Controlled Deposit Account” means each Deposit Account (including all funds on deposit therein) that is the subject of an effective Control Agreement and that is maintained by any Guarantor with a financial institution.

“Controlled Securities Account” means each Securities Account (including all Financial Assets held therein and all certificates and instruments, if any, representing or evidencing such Financial Assets) that is the subject of an effective Control Agreement and that is maintained by any Guarantor with a securities intermediary.

“Copyrights” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all copyrights, rights and interests in copyrights, works protectable by copyright, copyright registrations, and copyright applications; (b) all renewals of any of the foregoing; (c) all income, royalties, damages, and payments now or hereafter due and/or payable under any of the foregoing, including, without limitation, damages or payments for past or future infringements for any of the foregoing; (d) the right to sue for past, present, and future infringements of any of the foregoing; and (e) all rights corresponding to any of the foregoing throughout the world.

“Default” means an “Event of Default” as defined in the Credit Agreement.

“Excluded Accounts” has the meaning assigned to such term in Section 5.7.

“Excluded Property” has the meaning assigned to such term in Section 3.2.

“Excluded Real Property” means (a) the properties described on Schedule 1.01(C) to the Credit Agreement, (b) any property subject to a Route Agreement and (c) any fee or leasehold interest in real property with a fair market value of less than $2,500,000 unless a casino is or is to be located such property; provided, that until such time that it becomes a Mortgaged Property in accordance with Section 5.15 of the Credit Agreement, the Rocky Gap Property shall be deemed “Excluded Real Property”.

“Exhibit” refers to a specific exhibit to this Agreement, unless another document is specifically referenced.

“General Intangibles” shall have the meaning set forth in Article 9 of the UCC and, in any event, includes payment intangibles, contract rights, rights to payment, rights arising under common law, statutes, or regulations, choses or things in action, goodwill (including the goodwill associated with any Trademark), Patents, Trademarks, Copyrights, URLs and domain names, Industrial Designs, other industrial or Intellectual Property or rights therein or applications therefor, whether under license or otherwise, programs, programming materials, blueprints, drawings, purchase orders, customer lists, monies due or recoverable from pension funds, route lists, rights to payment and other rights under any royalty or licensing agreements, including Licenses, infringement claims, computer programs, information contained on computer disks or tapes, software, literature, reports, catalogs, pension plan refunds, pension plan refund claims, insurance premium rebates, tax refunds, and tax refund claims, interests in a partnership or limited liability company which do not constitute a security under Article 8 of the Code, and any other personal property other than Commercial Tort Claims, money, Accounts, Chattel Paper, Deposit Accounts, Goods, Investment Property, negotiable Collateral, and oil, gas, or other minerals before extraction.

“Guarantors” means the Borrower, the Subsidiaries of the Borrower listed on the signature pages hereto, and each additional Subsidiary, whether now existing or hereafter formed or acquired which become a party to this Agreement from time to time, in accordance with the terms of the Credit Agreement, by executing a supplement (a “Supplement”) hereto in substantially the form of Exhibit J (with such modifications as shall be reasonably acceptable to the Administrative Agent) as required by the terms of the Credit Agreement.

“Guaranteed Obligations” has the meaning assigned to such term in Section 2.1.

“Guarantor Payment” has the meaning assigned to such term in Section 2.5.

“Guaranty” means the guaranty of the Guaranteed Obligations made by the Guarantors as set forth in this Agreement.

“Industrial Designs” means (i) registered industrial designs and industrial design applications, and also includes registered industrial designs and industrial design applications listed in Exhibit B, (ii) all renewals, divisions and any industrial design registrations issuing thereon and any and all foreign applications corresponding thereto, (iii) all income, royalties, damages and payments now and hereafter due or payable under and with respect thereto, including payments under all licenses entered into in connection therewith and damages and payments for past or future infringements thereof, (iv) the right to sue for past, present and future infringements thereof, and (v) all of each Guarantor’s rights corresponding thereto throughout the world.

“Intellectual Property” means all Patents, Trademarks, Copyrights and any other intellectual property.

“Licenses” means, with respect to any Person, all of such Person’s right, title, and interest in and to (a) any and all licensing agreements or similar arrangements in and to its Patents, Copyrights, or Trademarks, (b) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future breaches thereof, and (c) all rights to sue for past, present, and future breaches thereof.

“Nevada Equity Interests” has the meaning assigned to such term in Section 9.20.

“Other Collateral” means any property of the Guarantors, not included within the defined terms Accounts, Chattel Paper, Commercial Tort Claims, Copyrights, Deposit Accounts, Documents, Equipment, Fixtures, General Intangibles, Goods, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Licenses, Patents, Pledged Deposits, Supporting Obligations and Trademarks, including, without limitation, all cash on hand, letters of credit, Stock Rights or any other deposits (general or special, time or demand, provisional or final) with any bank or other financial institution, it being intended that the Collateral include all real and personal property of the Guarantors, subject to the limitations contained in Article III of this Agreement; provided, however, in no case shall “Other Collateral” include any Excluded Property.

“Patents” means, with respect to any Person, all of such Person’s right, title, and interest in and to: (a) any and all patents and patent applications; (b) all inventions and improvements described and claimed therein; (c) all reissues, divisions, continuations, renewals, extensions, and continuations-in-part thereof; (d) all licenses of the foregoing whether as licensee or licensor; (e) all income, royalties, damages, claims, and payments now or hereafter due or payable under and with respect thereto, including, without limitation, damages and payments for past and future infringements thereof; (f) all rights to sue for past, present, and future infringements thereof; and (g) all rights corresponding to any of the foregoing throughout the world.

“Permitted Liens” means Liens permitted under Section 6.02 of the Credit Agreement.

“Permitted Property Location” has the meaning assigned to such term in Section 4.6.

“Pledged Collateral” means all Instruments, Securities and other Investment Property of the Guarantors constituting Collateral, whether or not physically delivered to the Administrative Agent pursuant to this Agreement.

“Pledged Deposits” means all time deposits of money (other than Deposit Accounts and Instruments), whether or not evidenced by certificates, which a Guarantor may from time to time designate as pledged to the Administrative Agent or to any Secured Party as security for any Secured Obligations, and all rights to receive interest on said deposits.

“Qualified ECP Guarantor” means, in respect of any Applicable Swap Obligation, each Guarantor that has total assets exceeding $10,000,000 at the time the Guaranty or grant of security interest hereunder becomes effective with respect to such Applicable Swap Obligation or such other Person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another Person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Receivables” means the Accounts, Chattel Paper, Documents, Investment Property, Instruments or Pledged Deposits, and any other rights or claims to receive money which are General Intangibles or which are otherwise included as Collateral.

“Section” means a numbered section of this Agreement, unless another document is specifically referenced.

“Stock Rights” means any securities, dividends, instruments or other distributions and any other right or property which any Guarantor shall receive or shall become entitled to receive for any reason whatsoever with respect to, in substitution for or in exchange for any Equity Interest constituting Collateral, any right to receive an Equity Interest and any right to receive earnings, in which any Guarantor now has or hereafter acquires any right, issued by an issuer of such securities.

“Supplement” has the meaning assigned to such term in the definition of “Guarantors.”

“Trademarks” means, with respect to any Person, all of such Person’s right, title, and interest in and to the following: (a) all trademarks (including service marks), trade names, trade dress, and trade styles and the registrations and applications for registration thereof and the goodwill of the business symbolized by the foregoing; (b) all licenses of the foregoing, whether as licensee or licensor; (c) all renewals of the foregoing; (d) all income, royalties, damages, and payments now or hereafter due or payable with respect thereto, including, without limitation, damages, claims, and payments for past and future infringements thereof; (e) all rights to sue for past, present, and future infringements of the foregoing, including the right to settle suits involving claims and demands for royalties owing; and (f) all rights corresponding to any of the foregoing throughout the world.

“Voting Power” means with respect to any share of Voting Stock, the number of votes that the holder of such share may cast in an election of members of the Board of Directors (or analogous governing body) of the issuer of such share.

“Voting Stock” means, with respect to any issuer, the issued and outstanding shares of each class of Equity Interests in such issuer entitled to vote (within the meaning of Treasury Regulations § 1.956-2(c)(2)).

The foregoing definitions shall be equally applicable to both the singular and plural forms of the defined terms.

ARTICLE II

GUARANTY

2.1.     Guaranty. Each of the Guarantors hereby, jointly and severally with the other Guarantors, irrevocably and unconditionally, as a primary obligor and not only a surety, guarantees to the Administrative Agent, for the ratable benefit of the Secured Parties, the full and punctual payment and performance when due (whether at stated maturity or earlier, by reason of acceleration, mandatory prepayment or otherwise) of the Secured Obligations, whether existing on the date hereof or hereinafter incurred or created (collectively, the “Guaranteed Obligations”). Each of the Guarantors hereby agrees that this Guaranty is a guaranty of payment and not of collection.

2.2.     Guaranty Absolute and Unconditional. Each Guarantor hereby waives and agrees not to assert any defense, whether arising in connection with or in respect of any of the following or otherwise, and hereby agrees that its obligations under this Guaranty are irrevocable, absolute and unconditional and shall not be discharged as a result of or otherwise affected by any of the following (which may not be pleaded and evidence of which may not be introduced in any proceeding with respect to this Guaranty, in each case, except as otherwise agreed in writing by the Administrative Agent): (i) any modification, amendment or supplement to any Loan Document, any Swap Agreement or any Treasury Services Agreement, including, without limitation, any increase in the amount of, or the interest rates applicable to, any of the Guaranteed Obligations; (ii) any release, settlement, waiver, subordination or modification of any collateral securing the Guaranteed Obligations or any part thereof, any other guaranties with respect to the Guaranteed Obligations or any part thereof, or any other obligation of any person or entity with respect to the Guaranteed Obligations or any part thereof, or any nonperfection or invalidity of security for the Guaranteed Obligations; (iii) any change in the corporate, limited liability company or other existence, structure or ownership of the Borrower or any other guarantor of any of the Guaranteed Obligations, or any insolvency, bankruptcy, reorganization or other similar proceeding affecting the Borrower or any other guarantor of the Guaranteed Obligations, or any of their respective assets or any resulting release or discharge of any obligation of the Borrower or any other guarantor of any of the Guaranteed Obligations; (iv) the existence of any claim, setoff or other rights which the Guarantors may have at any time against any Person, whether in connection herewith or in connection with any unrelated transactions; (v) the enforceability or validity of the Guaranteed Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Guaranteed Obligations; (vi) the failure of any other guarantor to sign or become party to this Guaranty or any amendment, change, or reaffirmation hereof; or (vii) any other defense that might otherwise constitute a legal or equitable discharge of the Borrower, any other Guarantor or any of the Borrower’s other Subsidiaries, in each case, other than the indefeasible payment in full in cash of the Guaranteed Obligations.

2.3.     Waivers. Each Guarantor hereby unconditionally and irrevocably waives and agrees not to assert any claim, defense, setoff or counterclaim based on diligence, promptness, presentment, requirements for any demand or notice hereunder including any of the following: (a) any demand for payment or performance and protest and notice of protest; (b) any notice of acceptance; (c) any presentment, demand, protest or further notice or other requirements of any kind with respect to any Guaranteed Obligation (including any accrued but unpaid interest thereon) becoming immediately due and payable; and (d) any other notice in respect of any Guaranteed Obligation or any part thereof, and any defense arising by reason of any disability or other defense of a Borrower or any other Guarantor. Each Guarantor further unconditionally and irrevocably agrees not to assert any claim, defense, setoff or counterclaim it may have against any other Loan Party or set off any of its obligations to such other Loan Party against obligations of such Loan Party to such Guarantor. No obligation of any Guarantor hereunder shall be discharged other than by payment or performance, as applicable. Each Guarantor further waives any right such Guarantor may have under any applicable law to require any Secured Party to seek recourse first against any Borrower or any other Person, or to realize upon any Collateral for any of the Guaranteed Obligations, as a condition precedent to enforcing such Guarantor’s liability and obligations under this Guaranty.

2.4.     Subordination of Subrogation. Until the termination of this Agreement in accordance with Section 9.14, the Guarantors (i) shall have no right of subrogation with respect to the Guaranteed Obligations and (ii) waive any right to enforce any remedy which any of the Secured Parties now have or may hereafter have against the Borrower, any endorser or any guarantor of all or any part of the Guaranteed Obligations or any other Person, and until such time the Guarantors waive any benefit of, and any right to participate in, any security or collateral given to the Secured Parties to secure the payment or performance of all or any part of the Guaranteed Obligations or any other liability of the Borrower to the Secured Parties, the Issuing Bank or the Administrative Agent. Should any Guarantor have the right, notwithstanding the foregoing, to exercise its subrogation rights, each Guarantor hereby expressly and irrevocably (A) subordinates any and all rights at law or in equity to subrogation, reimbursement, exoneration, contribution, indemnification or set off that such Guarantor may have to the payment in full in cash of the Guaranteed Obligations until the Guaranteed Obligations are indefeasibly paid in full in cash (other than Unliquidated Obligations) and (B) waives any and all defenses available to a surety, guarantor or accommodation co-obligor until the Guaranteed Obligations are indefeasibly paid in full in cash (other than Unliquidated Obligations). Each Guarantor acknowledges and agrees that this subordination is intended to benefit the Secured Parties and shall not limit or otherwise affect such Guarantor’s liability hereunder or the enforceability of this Guaranty, and that the Secured Parties and their respective successors and assigns are intended third party beneficiaries of the waivers and agreements set forth in this Section 2.4.

2.5.     Contribution with Respect to Guaranteed Obligations.

2.5.1      To the extent that any Guarantor shall make a payment under this Guaranty (a “Guarantor Payment”) which, taking into account all other Guarantor Payments then previously or concurrently made by any other Guarantor, exceeds the amount which otherwise would have been paid by or attributable to such Guarantor if each Guarantor had paid the aggregate Guaranteed Obligations satisfied by such Guarantor Payment in the same proportion as such Guarantor’s “Allocable Amount” (as defined below) (as determined immediately prior to such Guarantor Payment) bore to the aggregate Allocable Amounts of each of the Guarantors as determined immediately prior to the making of such Guarantor Payment, then, following indefeasible payment in full in cash of the Guarantor Payment and the Guaranteed Obligations (other than Unliquidated Obligations), and all Commitments and Letters of Credit have terminated or expired or, in the case of all Letters of Credit, are Cash Collateralized, and the Credit Agreement, the Swap Agreements and the Treasury Services Agreements have terminated, such Guarantor shall be entitled to receive contribution and indemnification payments from, and be reimbursed by, each other Guarantor for the amount of such excess, pro rata based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.

2.5.2      As of any date of determination, the “Allocable Amount” of any Guarantor shall be equal to the excess of the fair saleable value of the property of such Guarantor over the total liabilities of such Guarantor (including the maximum amount reasonably expected to become due in respect of contingent liabilities, calculated, without duplication, assuming each other Guarantor that is also liable for such contingent liability pays its ratable share thereof), giving effect to all payments made by other Guarantors as of such date in a manner to maximize the amount of such contributions.

2.5.3      This Section 2.5 is intended only to define the relative rights of the Guarantors, and nothing set forth in this Section 2.5 is intended to or shall impair the obligations of the Guarantors, jointly and severally, to pay any amounts as and when the same shall become due and payable in accordance with the terms of this Guaranty.

2.5.4      The parties hereto acknowledge that the rights of contribution and indemnification hereunder shall constitute assets of the Guarantor or Guarantors to which such contribution and indemnification is owing.

2.5.5      The rights of the indemnifying Guarantors against other Guarantors under this Section 2.5 shall be exercisable upon the full and indefeasible payment of the Guaranteed Obligations in cash (other than Unliquidated Obligations) and the termination or expiry (or in the case of all Letters of Credit, Cash Collateralization), on terms reasonably acceptable to the Administrative Agent, of the Commitments and all Letters of Credit issued under the Credit Agreement and the termination of the Credit Agreement, the Swap Agreements and the Treasury Services Agreements.

2.6.     Limitation of Guaranty. Notwithstanding any other provision of this Guaranty, the amount guaranteed by each Guarantor hereunder shall be limited to the extent, if any, required so that its obligations hereunder shall not be subject to avoidance under Section 548 of the Bankruptcy Code or under any applicable state Uniform Fraudulent Transfer Act, Uniform Fraudulent Conveyance Act or similar statute or common law. In determining the limitations, if any, on the amount of any Guarantor’s obligations hereunder pursuant to the preceding sentence, it is the intention of the parties hereto that any rights of subrogation, indemnification or contribution which such Guarantor may have under this Guaranty, any other agreement or applicable law shall be taken into account.

2.7.     Reinstatement; Stay of Acceleration. If at any time any payment of any portion of the Guaranteed Obligations is rescinded or is or must be otherwise restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise (including pursuant to any settlement entered into by a Secured Party in its discretion), each of the Guarantors’ obligations hereunder with respect to such payment shall be reinstated as though such payment had been due but not made at such time. If acceleration of the time for payment of any of the Guaranteed Obligations is stayed upon the insolvency, bankruptcy or reorganization of the Borrower or any of its Affiliates, all such amounts otherwise subject to acceleration under the terms of any agreement relating to the Guaranteed Obligations shall nonetheless be payable by each of the Guarantors hereunder forthwith on demand by the Administrative Agent.

2.8.     Taxes. Each payment of the Guaranteed Obligations will be made by each Guarantor in accordance with Section 2.17 of the Credit Agreement.

2.9.     Reliance. Each Guarantor hereby assumes responsibility for keeping itself informed of the financial condition of the Borrower, each other Guarantor and any other guarantor, maker or endorser of any Guaranteed Obligation or any part thereof, and of all other circumstances bearing upon the risk of nonpayment of any Guaranteed Obligation or any part thereof that diligent inquiry would reveal, and each Guarantor hereby agrees that no Secured Party shall have any duty to advise any Guarantor of information known to it regarding such condition or any such circumstances. In the event any Secured Party, in its sole discretion, undertakes at any time or from time to time to provide any such information to any Guarantor, such Secured Party shall be under no obligation to (a) undertake any investigation not a part of its regular business routine, (b) disclose any information that such Secured Party, pursuant to accepted or reasonable commercial finance or banking practices, wishes to maintain confidential or (c) make any future disclosures of such information or any other information to any Guarantor.

2.10.     Currency. The parties hereto acknowledge and agree that each of the Guaranteed Obligations shall be due and payable in Dollars.

2.11.     Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Applicable Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 2.11 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 2.11, or otherwise under this Guaranty, voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section shall remain in full force and effect until a discharge of such Qualified ECP Guarantor’s obligations under this Guaranty in accordance with the terms hereof. Each Qualified ECP Guarantor intends that this Section 2.11 constitute, and this Section 2.11 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

ARTICLE III

GRANT OF SECURITY INTEREST

3.1.     Grant of Security Interest. Each Guarantor, as collateral security for the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of the Secured Obligations, hereby pledges, assigns and grants to the Administrative Agent, for the benefit of the Secured Parties, a Lien on and security interest in, all of its right, title and interest in, to and under the Collateral of such Guarantor.

3.2.     Certain Limited Exclusions. Notwithstanding anything herein to the contrary, in no event shall the Collateral include or the security interest granted under Section 3.1 hereof attach to any of the following (collectively, the “Excluded Property”): (a) those assets as to which the Administrative Agent shall determine that the costs of obtaining such security interest are excessive in relation to the value of the security to be afforded thereby; (b) any of the Equity Interests of a First Tier Foreign Subsidiary in excess of 65% of the Voting Power of all classes of Equity Interests of such First Tier Foreign Subsidiary entitled to vote; provided, however, that immediately upon the amendment of the Code or other change in circumstances that would allow the pledge of a greater percentage of the Voting Power of Equity Interests in a First Tier Foreign Subsidiary without adverse tax consequences, the Collateral shall include, and the security interest granted by each Guarantor shall attach to, such greater percentage of Equity Interests of such First Tier Foreign Subsidiary; (c) assets that may not be pledged as a matter of law or without prior approval of any Gaming Authorities (including gaming licenses and gaming machines and, until applicable approvals have been received from the relevant Gaming Authorities (which approvals Borrower shall use commercially reasonable efforts to obtain after the Effective Date, including as set forth in Section 5.15), Equity Interests); (d) motor vehicles and similar assets subject to a certificate of title in the United States; (e) Equity Interests issued by any Unrestricted Subsidiary; (f) Excluded Real Property; (g) United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law; (h) any lease, license, contract or agreement to which any Guarantor is a party or any of its rights or interests thereunder if and to the extent and for so long as the grant of a security interest therein shall constitute or result in (1) the abandonment, invalidation or unenforceability of any right, title or interest of any Guarantor therein or (2) a breach or termination pursuant to the terms of, or a default under, any such lease, license, contract or agreement (unless such law, rule, regulation, term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law; provided, however, that the Collateral shall include (and such security interest shall attach) immediately at such time as the contractual or legal prohibitions described in this clause (h) shall no longer be applicable and to the extent severable, shall attach immediately to any portion of such lease, license, contract, permit, authorization or agreement not subject to the prohibitions specified above without further action of any party; (i) assets subject to a Lien securing Indebtedness permitted by Section 6.01(e) to the Credit Agreement to the extent (and only for so long as) the documents related to such Lien prohibit the attachment of a security interest under the Collateral Documents; (j) only to the extent set forth in Section 9.20.2, Nevada Equity Interests; and (k) that portion of Proceeds (as that term is defined in Maryland Code, State Government Article, § 9-1A-01(u)) derived from the Rocky Gap Casino & Resort in Flintstone, Maryland owing to the State of Maryland.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

Each of the Guarantors represents and warrants to the Administrative Agent and the Secured Parties that:

4.1.     Title, Authorization, Validity and Enforceability. Such Guarantor (a) has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for such defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes and (b) has good and valid rights in or the power to transfer the Collateral owned by it and title to the Collateral with respect to which it has purported to grant a security interest hereunder, free and clear of all Liens except for Permitted Liens, and has full corporate, limited liability company or partnership, as applicable, power and authority to grant to the Administrative Agent the security interest in such Collateral pursuant hereto. The execution and delivery by such Guarantor of this Agreement have been duly authorized by proper corporate, limited liability company, limited partnership or partnership, as applicable, proceedings, and this Agreement constitutes a legal, valid and binding obligation of such Guarantor and creates a security interest which is enforceable against such Guarantor in all Collateral it now owns or hereafter acquires, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. When financing statements have been filed in the appropriate offices against such Guarantor in the locations listed in Exhibit E, the Administrative Agent will have a fully perfected first priority security interest in the Collateral owned by such Guarantor in which a security interest may be perfected by filing of a financing statement under the UCC, subject only to Permitted Liens.

4.2.     Conflicting Laws and Contracts. Subject to Section 9.20.2, neither the execution and delivery by such Guarantor of this Agreement, the creation and perfection of the security interest in the Collateral granted hereunder, nor compliance with the terms and provisions hereof will violate or result in a default under (i) any law or regulation applicable to such Guarantor in any material respect, or (ii) such Guarantor’s charter, by-laws or other organizational documents (or similar constitutive documents), or (iii) except as could not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, any indenture, agreement or other instrument or agreement to which such Guarantor is a party or is subject, or by which it or its property may be bound or affected, or result in or require the creation or imposition of any Lien in, of or on the property of such Guarantor pursuant to the terms of any such indenture, instrument or agreement (other than any Lien of the Administrative Agent on behalf of the Secured Parties).

4.3.     Principal Location. Such Guarantor’s mailing address and the location of its place of business (if it has only one) or its chief executive office (if it has more than one place of business), are disclosed in Exhibit A.

4.4.     No Other Names; Etc. Within the five-year period ending as of the Effective Date or such other date on which such Person becomes a Guarantor hereunder, such Guarantor has not conducted business under any name, changed its jurisdiction of formation, merged with or into or consolidated with any other Person, except as disclosed in Exhibit A. The name in which such Guarantor has executed this Agreement is the exact name as it appears in such Guarantor’s organizational documents, as amended, as filed with such Guarantor’s jurisdiction of organization as of the date such Person becomes a Guarantor hereunder.

4.5      Federal Employer Identification Number; State Organization Number; Jurisdiction of Organization. Such Guarantor’s federal employer identification number (if any) is, and if such Guarantor is a registered organization, such Guarantor’s State of organization, type of organization and State of organization identification number are, listed in Exhibit G.

4.6.     Property Locations. Except with respect to Inventory, Equipment and Fixtures (i) having a value individually less than $150,000 and $1,000,000 in the aggregate (for all Guarantors), (ii) in transit, (iii) under repair or (iv) subject to a Route Agreement, the Inventory, Equipment and Fixtures are located solely at the locations of such Guarantor described in Exhibit A (each, a “Permitted Property Location”).

4.7.     [Reserved].

4.8.     Accounts and Chattel Paper. The names of the obligors, amounts owing, due dates and other information with respect to the Accounts and Chattel Paper owned by such Guarantor are stated in all material respects in the records of such Guarantor relating thereto, in each case in material conformity with GAAP and all applicable requirements of any Governmental Authority.

4.9.     Filing Requirements. None of the material Equipment owned by such Guarantor is covered by any certificate of title, except as disclosed to the Administrative Agent. None of the Collateral owned by such Guarantor is of a type for which security interests or liens may be perfected by filing under any federal statute (except for (x) Collateral with an aggregate value, for all Guarantors, of up to $250,000 and (y) Patents, Trademarks and Copyrights held by such Guarantor and described in Exhibit B or as otherwise disclosed in writing to the Administrative Agent).

4.10.     No Financing Statements, Security Agreements. No financing statement or security agreement describing all or any portion of the Collateral which has not lapsed or been terminated naming such Guarantor as debtor has been filed or is of record in any jurisdiction except financing statements (i) naming the Administrative Agent on behalf of the Secured Parties as the secured party and (ii) in respect of Liens permitted by Section 6.02 of the Credit Agreement; provided, that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Liens otherwise permitted under Section 6.02 of the Credit Agreement.

4.11.     Pledged Securities and Other Investment Property. Exhibit D sets forth a complete and accurate list of the Instruments, Securities and other Investment Property constituting Collateral. Each Guarantor is the direct and beneficial owner of each Instrument, Security and other type of Investment Property listed in Exhibit D as being owned by it, free and clear of any Liens, except Permitted Liens. Each Guarantor further represents and warrants that (i) all Pledged Collateral owned by it constituting an Equity Interest has been (to the extent such concepts are relevant with respect to such Pledged Collateral) duly authorized and validly issued, are fully paid and non-assessable and constitute the percentage of the issued and outstanding shares of stock (or other Equity Interests) of the respective issuers thereof indicated in Exhibit D hereto, (ii) with respect to any certificates delivered to the Administrative Agent representing an Equity Interest, either such certificates are Securities as defined in Article 8 of the UCC of the applicable jurisdiction as a result of actions by the issuer or otherwise, or, if such certificates are not Securities, such Guarantor has so informed the Administrative Agent so that the Administrative Agent may take steps to perfect its security interest therein as a General Intangible and (iii) subject to Section 9.20, all such Pledged Collateral held by a securities intermediary is held in one or more Controlled Securities Accounts (other than in the case of Excluded Accounts).

4.12.     Intellectual Property.

4.12.1      Exhibit B contains a complete and accurate listing as of the Effective Date of all Intellectual Property of each of the Guarantors, including, but not limited to the following: (i) state, U.S. and foreign trademark registrations, applications for trademark registration and common law trademarks, (ii) U.S. and foreign patents and patents applications, together with all reissuances, continuations, continuations in part, revisions, extensions, and reexaminations thereof, (iii) U.S. and foreign copyright registrations and applications for registration, (iv) foreign industrial design registrations and industrial design applications, (v) trade secrets, (vi) domain names, (vii) proprietary computer software, (viii) all forms of Intellectual Property described in clauses (i)-(iii) above that are owned by a third party and licensed to the Guarantors or otherwise used by the Guarantors under contract, in each case outside of the ordinary course of business, and (ix) the names of any Person who has been granted rights in respect thereof outside of the ordinary course of business.

4.12.2      Such Intellectual Property is valid, subsisting, unexpired (where registered) and enforceable and has not been abandoned or adjudged invalid or unenforceable, in whole or in part, except as could not be reasonably expected to result in a Material Adverse Effect.

4.12.3      [Reserved].

4.12.4      Each Guarantor has taken or caused to be taken steps so that none of its Intellectual Property, the value of which to the Guarantors are contingent upon maintenance of the confidentiality thereof, has been disclosed by such Guarantor to any Person other than employees, contractors, customers, representatives and agents of the Guarantors who are parties to customary confidentiality and nondisclosure agreements with the Guarantors except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

4.12.5      To each Guarantor’s knowledge, no Person has violated, infringed upon or breached, or is currently violating, infringing upon or breaching, any of the rights of the Guarantors to the Intellectual Property or has breached or is breaching any duty or obligation owed to the Guarantors in respect of the Intellectual Property except where those breaches, individually or in the aggregate, could not be reasonably expected to result in a Material Adverse Effect.

4.12.6      No settlement or consents, covenants not to sue, nonassertion assurances, or releases have been entered into by any Guarantor or to which any Guarantor is bound that adversely affects its rights to own or use any Intellectual Property except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

4.12.7      No Guarantor has received any written notice that remains outstanding challenging the validity, enforceability, or ownership of any Intellectual Property except where those challenges could not reasonably be expected to result in a Material Adverse Effect, and to such Guarantor’s knowledge at the date hereof there are no facts upon which such a challenge could be made.

4.12.8      Each Guarantor owns directly or is entitled to use, by license or otherwise, all Intellectual Property necessary for the conduct of such Guarantor’s business, except as could not be reasonably expected to result in a Material Adverse Effect, in each case individually or in the aggregate.

4.12.9      Each Guarantor uses adequate standards of quality in the manufacture, distribution, and sale of all products sold and in the provision of all services rendered under or in connection with all trademarks and has taken all commercially reasonable action necessary to insure that all licensees of the trademarks owned or licensed by such Guarantor use such adequate standards of quality, except where the failure to use adequate standards of quality could not reasonably be expected to result in a Material Adverse Effect.

4.12.10      The consummation of the transactions contemplated by the Loan Documents will not result in the termination or material impairment of any of the Intellectual Property.

4.13.     Deposit Accounts and Securities Accounts. All of such Guarantor’s Deposit Accounts and Securities Accounts are listed on Exhibit H.

4.14.     Commercial Tort Claims. Except with respect to any Commercial Tort Claims of any Guarantor, the value of which, either individually or when taken together with any other related Commercial Tort Claims, exceeds $250,000, the only existing Commercial Tort Claims of any Guarantor (regardless of whether the amount, defendant or other material facts can be determined and regardless of whether such Commercial Tort Claims has been asserted, threatened or has otherwise been made known to the obligee thereof or whether litigation has been commenced for such claims) are those listed on Exhibit F, which sets forth such information separately for each Guarantor.

4.15.     Specific Collateral. None of the Collateral is or is proceeds or products of Farm Products, As-Extracted Collateral, Health-Care-Insurance Receivables or timber to be cut.

4.16.     Enforcement. No permit, consent, approval, authorization, license, registration, notice to or filing with any Governmental Authority or any other Person is required for the exercise by the Administrative Agent of its rights (including voting rights) provided for in this Agreement or the enforcement of remedies in respect of the Collateral pursuant to this Agreement, including the transfer of any Collateral, except (i) as may be required in connection with the disposition of any portion of the Pledged Collateral by laws affecting the offering and sale of securities generally, (ii) any approvals that may be required to be obtained from any bailees, landlords or other Persons in possession thereof to collect the Collateral, (iii) as may be required by any Gaming Authority or pursuant to any Gaming Law, (iv) as may be required in connection with the enforcement in respect to Collateral that has become Collateral as a result of Sections 9-408 or 9-409 of the UCC (or any successor provision or provisions), (v) as may be required from interest holders in non-Wholly Owned Subsidiaries or joint ventures in connection with the enforcement on capital stock of such non-Wholly Owned Subsidiaries or joint ventures, and (vi) as may be required in connection with the enforcement upon non-fee owned real property interests from senior title holders thereto.

Notwithstanding anything to the contrary contained in this Agreement, to the extent a representation or warranty contained in this Article IV relates or is subject to an Exhibit, such representation or warranty shall be deemed made as of most recent date that is the later of (i) the Effective Date or (ii) the date upon which a certificate of a Financial Officer of the Borrower has been delivered pursuant to Section 5.01(c) of the Credit Agreement.

ARTICLE V

COVENANTS

Until this Agreement is terminated in accordance with Section 9.14, each Guarantor hereby agrees to the following:

5.1.     General.

5.1.1      Credit Agreement Covenants. Each Guarantor covenants and agrees that, at all times prior to the Termination Date, it will perform, comply with and be bound by all of the agreements, covenants and obligations contained in Article V and Article VI of the Credit Agreement, which are applicable to such Guarantor, as if such covenants and obligations were set forth more fully in this Agreement.

5.1.2      [Reserved].

5.1.3      [Reserved].

5.1.4      Financing Statements and Other Actions; Defense of Title. Subject to Gaming Laws and receipt of applicable Gaming Approvals, each Guarantor hereby authorizes the Administrative Agent to file, and if requested will execute and deliver to the Administrative Agent, all financing statements describing the Collateral owned by such Guarantor and other documents and take such other actions as may from time to time reasonably be requested by the Administrative Agent in order to maintain a first priority, perfected security interest in and, if applicable, Control of, the Collateral owned by such Guarantor, subject to Permitted Liens, provided that nothing herein shall be deemed to constitute an agreement to subordinate any of the Liens of the Administrative Agent under the Loan Documents to any Permitted Liens. Such financing statements may describe the Collateral in the same manner as described herein or may contain an indication or description of collateral that describes such property in any other manner as the Administrative Agent may determine, in its sole discretion, is necessary, advisable or prudent to ensure that the perfection of the security interest in the Collateral granted to the Administrative Agent herein, including, without limitation, describing such property as “all assets of the debtor whether now owned or hereafter acquired and wheresoever located, including all accessions thereto and proceeds thereof.” Each Guarantor will take any and all actions necessary to defend title to the Collateral owned by such Guarantor against all persons and to defend the security interest of the Administrative Agent in such Collateral and the priority thereof against any Lien not expressly permitted under the Loan Documents.

5.1.5      Disposition of Collateral. No Guarantor will sell, lease or otherwise Dispose of the Collateral owned by such Guarantor except (i) Dispositions specifically permitted pursuant to Section 6.03 of the Credit Agreement, (ii) sales or leases of Inventory in the ordinary course of business and (iii) until such time as such Guarantor receives a written notice from the Administrative Agent pursuant to Article VIII, proceeds of Inventory and Accounts collected in the ordinary course of business.

5.1.6      [Reserved].

5.1.7      Further Assurances. Such Guarantor shall furnish to the Administrative Agent from time to time statements and schedules further identifying and describing the Collateral and such other documents in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail and in form and substance reasonably satisfactory to the Administrative Agent. In addition, at any time and from time to time, upon the written request of the Administrative Agent, such Guarantor shall, for the purpose of the Administrative Agent obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, take such further action as the Administrative Agent may reasonably request.

5.1.8      Change in Corporate Existence, Type or Jurisdiction of Organization, Location, Name. Each Guarantor will:

(i)	preserve its existence and corporate structure as in effect on the Effective Date;

(ii)	not change its name or jurisdiction of organization;

(iii)	not maintain its place of business (if it has only one) or its chief executive office at a location other than a location specified in Exhibit A; and

(iv)

(A) subject to Section 4.6, not have any Inventory, Equipment or Fixtures or proceeds or products thereof (other than Inventory and proceeds thereof disposed of as permitted by Section 5.1.5 or otherwise under the Loan Documents) at a location other than a Permitted Property Location, (B) not change its name or taxpayer identification number or (C) not change its mailing address, unless, in each such case, such Guarantor shall have given the Administrative Agent not less than thirty (30) days’ (or such shorter period as the Administrative Agent may agree to in its sole discretion) prior written notice of such event or occurrence and the Administrative Agent shall have either (x) determined that such event or occurrence will not adversely affect the validity, perfection or priority of the Administrative Agent’s security interest in the Collateral, or (y) taken such steps (with the cooperation of such Guarantor to the extent necessary or advisable) as are necessary or advisable to properly maintain the validity, perfection and priority of the Administrative Agent’s security interest in the Collateral owned by such Guarantor. Upon the reasonable request of the Administrative Agent from time to time, such Guarantor will provide a list of all Permitted Property Locations and each other location where any Inventory, Equipment, Fixtures or proceeds or products thereof are located.

5.1.9      Other Financing Statements. No Guarantor will suffer to exist or authorize the filing of any financing statement naming it as debtor covering all or any portion of the Collateral owned by such Guarantor, except any financing statement authorized under Section 5.1.4 hereof or with respect to Permitted Liens. Each Guarantor acknowledges that it is not authorized to file any financing statement or amendment or termination statement with respect to any financing statement filed in connection herewith without the prior written consent of the Administrative Agent, subject to such Guarantor’s rights under Section 9-509(d)(2) of the UCC.

5.2.     Receivables.

5.2.1      Certain Agreements on Receivables. During the occurrence and continuation of a Default, no Guarantor will make or agree to make any discount, credit, rebate or other reduction in the original amount owing on a Receivable or accept in satisfaction of a Receivable less than the original amount thereof, in each case outside of the ordinary course of business.

5.2.2      [Reserved].

5.2.3      Delivery of Invoices. Each Guarantor will deliver to the Administrative Agent promptly upon its request after the occurrence of a Default duplicate invoices with respect to each Account owned by such Guarantor bearing such language of assignment as the Administrative Agent shall specify.

5.2.4      [Reserved].

5.2.5      Electronic Chattel Paper. Each Guarantor shall take all steps necessary to grant the Administrative Agent Control of all electronic chattel paper with a value individually of $100,000 or more in accordance with the UCC and all “transferable records” as defined in each of the Uniform Electronic Transactions Act and the Electronic Signatures in Global and National Commerce Act.

5.3.     Maintenance of Goods. Each Guarantor will do all things necessary to maintain, preserve, protect and keep the Inventory and the Equipment owned by such Guarantor in good repair, working order and saleable condition (ordinary wear and tear excepted) and make all necessary and proper repairs, renewals and replacements so that its business carried on in connection therewith may be properly conducted at all times, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

5.4.     Instruments, Securities, Chattel Paper, Documents and Pledged Deposits. Subject to compliance with applicable Gaming Laws, each Guarantor will (i) deliver to the Administrative Agent immediately upon execution of this Agreement the originals of all Chattel Paper (with a value, individually, of $100,000 or more), Securities (to the extent certificated) and Instruments (if any then exist, with a value, individually, of $100,000 or more), in each case constituting Collateral, (ii) hold in trust for the Administrative Agent upon receipt and immediately thereafter deliver to the Administrative Agent any such Chattel Paper, Securities and Instruments constituting Collateral, (iii) upon the designation of any Pledged Deposits (as set forth in the definition thereof) with a value, individually, of $100,000 or more, deliver to the Administrative Agent such Pledged Deposits which are evidenced by certificates included in the Collateral endorsed in blank, marked with such legends and assigned as the Administrative Agent shall specify, (iv) upon the Administrative Agent’s request, after the occurrence and during the continuance of a Default, deliver to the Administrative Agent (and thereafter hold in trust for the Administrative Agent upon receipt and immediately deliver to the Administrative Agent) any Document evidencing or constituting Collateral, and (v) upon the Administrative Agent's request, deliver to the Administrative Agent a duly executed amendment to this Agreement, in the form of Exhibit I hereto (the “Amendment”), pursuant to which such Guarantor will pledge such additional Collateral. Such Guarantor hereby authorizes the Administrative Agent to attach each Amendment to this Agreement and agrees that all additional Collateral owned by it set forth in such Amendments shall be considered to be part of the Collateral.

5.5.     Uncertificated Securities and Certain Other Investment Property. Subject to compliance with applicable Gaming Laws, each Guarantor will permit the Administrative Agent from time to time to cause the appropriate issuers (and, if held with a securities intermediary, such securities intermediary) of uncertificated securities or other types of Investment Property not represented by certificates which are Collateral owned by such Guarantor to mark their books and records with the numbers and face amounts of all such uncertificated securities or other types of Investment Property not represented by certificates and all rollovers and replacements therefor to reflect the Lien of the Administrative Agent granted pursuant to this Agreement. To the extent requested by the Administrative Agent, each Guarantor will use all commercially reasonable efforts, with respect to Investment Property with a value, individually, of $100,000 or more constituting Collateral owned by such Guarantor held with a financial intermediary, to cause such financial intermediary to enter into a control agreement with the Administrative Agent in form and substance reasonably satisfactory to the Administrative Agent.

5.6.     Stock and Other Ownership Interests.

5.6.1      [Reserved].

5.6.2      [Reserved].

5.6.3      Registration of Pledged Securities and other Investment Property. Each Guarantor will permit any registrable Collateral owned by such Guarantor to be registered in the name of the Administrative Agent or its nominee at any time at the option of the Required Lenders following the occurrence and during the continuance of a Default and without any further consent of such Guarantor.

5.6.4      Exercise of Rights in Pledged Securities and other Investment Property. Each Guarantor will permit the Administrative Agent or its nominee at any time after the occurrence and during the continuance of a Default, without notice, to exercise or refrain from exercising any and all voting and other consensual rights pertaining to the Collateral owned by such Guarantor or any part thereof, and to receive all dividends and interest in respect of such Collateral.

5.6.5      Certain Limitations of Administrative Agent’s Rights. The Administrative Agent’s rights set forth in this Section 5.6 to the extent that Equity Interests in any Gaming Facility constitute registrable Collateral are subject to compliance with applicable Gaming Laws.

5.7.     Deposit Accounts and Securities Accounts. Each Guarantor shall, subject to compliance with Section 5.15 of the Credit Agreement, (i) deposit all of its cash in Controlled Deposit Accounts or Controlled Securities Accounts, provided, however, that each Guarantor may separately maintain (x) zero-balance accounts for the purpose of managing local disbursements, (y) payroll, withholding tax and other fiduciary accounts and (z) Deposit Accounts and Securities Accounts with a balance or value at any time no greater than $250,000 individually, and $500,000 in the aggregate (the accounts described in clauses (x), (y) and (z) being referred to collectively as the “Excluded Accounts”, such accounts not being required to be Controlled Deposit Accounts or Controlled Securities Accounts, and (ii) subject to compliance with applicable Gaming Laws, maintain all of its Pledged Collateral held by a securities intermediary in Controlled Securities Accounts.

5.8.     Letter-of-Credit Rights. Each Guarantor will, upon the Administrative Agent’s request, use commercially reasonable efforts to cause each issuer of a letter of credit in an amount in excess of $100,000 individually, to consent to the assignment of proceeds of such letter of credit in order to give the Administrative Agent Control of the Letter-of-Credit Rights to such letter of credit.

5.9.     Federal, State or Municipal Claims. Each Guarantor will notify the Administrative Agent of any Collateral owned by such Guarantor which constitutes a claim involving an amount of $100,000 or more against the United States government or any state or local government or any instrumentality or agency thereof, the assignment of which claim is restricted by federal, state or municipal law. Furthermore, each Guarantor will execute and deliver to the Administrative Agent such documents, agreements and instruments, and will take such further actions (including, without limitation, the taking of necessary actions under the Federal Assignment of Claims Act of 1940, as amended (31 U.S.C. § 3727 et seq. and 41 U.S.C. § 15 et seq.)), which the Administrative Agent may, from time to time, reasonably request, to ensure perfection and priority of the Liens hereunder in respect of Accounts and General Intangibles owing by any government or instrumentality or agency thereof, all at the expense of the Borrower.

5.10.     No Interference. Each Guarantor agrees that it will not interfere with any right, power and remedy of the Administrative Agent provided for in this Agreement or now or hereafter existing at law or in equity or by statute or otherwise, or the exercise or beginning of the exercise by the Administrative Agent of any one or more of such rights, powers or remedies.

5.11.     Insurance. Each Guarantor agrees to comply with the terms of Section 5.05 of the Credit Agreement with respect to its properties.

5.12.     Intellectual Property.

5.12.1      If, after the date hereof, any Guarantor obtains rights to, including, but not limited to filing and acceptance of a statement of use or an amendment to allege use with the United States Patent and Trademark Office, or applies for or seeks registration of, any new patentable invention, Trademark or Copyright in addition to the Patents, Trademarks and Copyrights described in Exhibit B, then such Guarantor shall give the Administrative Agent notice thereof, as part of each Compliance Certificate provided to the Administrative Agent pursuant to the Credit Agreement. Each Guarantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Agreement or any other document reasonably requested by the Administrative Agent to evidence such security interest in a form appropriate for recording in the applicable federal office. Each Guarantor also hereby authorizes the Administrative Agent to modify this Agreement unilaterally (i) by amending Exhibit B to include any future Patents, Trademarks and/or Copyrights of which the Administrative Agent receives notification from such Guarantor pursuant hereto and (ii) by recording, in addition to and not in substitution for this Agreement, a duplicate original of this Agreement containing in Exhibit B a description of such future Patents, Trademarks and/or Copyrights.

5.12.2      As of the Effective Date, no Guarantor has any interest in, or title to, any Copyrights, Licenses, Patents or Trademarks except as set forth in Exhibit B (as in effect on the Effective Date). This Agreement is effective to create a valid and continuing Lien on such Copyrights, Licenses, Patents and Trademarks and, upon filing of the Confirmatory Grant of Security Interest in Copyrights with the United States Copyright Office and filing of the Confirmatory Grant of Security Interest in Patents and the Confirmatory Grant of Security Interest in Trademarks with the United States Patent and Trademark Office, and the filing of appropriate financing statements in the jurisdictions listed in Exhibit E hereto, all action necessary or desirable to protect and perfect the security interest in, to and on each Guarantor’s Patents, Trademarks or Copyrights has been taken and such perfected security interest is enforceable as such as against any and all creditors of and purchasers from any Guarantor. No Guarantor has any interest in any Copyright that is necessary in connection with the operation of such Guarantor’s business, except for those Copyrights identified in Exhibit B attached hereto.

5.13.     Commercial Tort Claims. If, after the date hereof, any Guarantor identifies the existence of a Commercial Tort Claim belonging to such Guarantor that has arisen in the course of such Guarantor’s business (with a value, individually, of $100,000 or more) in addition to the Commercial Tort Claims described in Exhibit F, then such Guarantor shall give the Administrative Agent notice thereof as part of each Compliance Certificate provided to the Administrative Agent pursuant to the Credit Agreement, but in any event not less frequently than quarterly. Each Guarantor agrees promptly upon request by the Administrative Agent to execute and deliver to the Administrative Agent any supplement to this Agreement or any other document reasonably requested by the Administrative Agent to evidence the grant of a security interest therein in favor of the Administrative Agent.

5.14.     Landlord Personal Property Collateral Access Agreement. Each Guarantor agrees to obtain a Landlord Personal Property Collateral Access Agreement from the landlord or lessor of each Related Location. After the Effective Date, no Related Location shall be leased by such Guarantor and no Inventory shall be shipped to such Related Location, unless a satisfactory Landlord Personal Property Collateral Access Agreement is obtained with respect to such Related Location and delivered to the Administrative Agent within 30 days after the lease of, or shipment of Inventory to, any such Related Location. Such Guarantor shall timely and fully pay and perform its obligations under all leases and other agreements with respect to each Related Location. During the occurrence and continuation of a Default, each Guarantor shall make commercially reasonable efforts to obtain, upon the request of the Administrative Agent, a Landlord Personal Property Collateral Access Agreement from the landlord or lessor of each leased property or bailee or consignee with respect to any other location where Collateral with a value of $100,000 or more is stored or located.

5.15.     Undertakings Regarding Pledges of Nevada Equity Interests. Each Guarantor owning any Nevada Equity Interest (i) will use its commercially reasonable efforts to receive the approval of the requisite Nevada Gaming Authorities in connection with the entry by such Guarantor into this Agreement and the pledge, and grant of a security interest in, such Nevada Equity Interest as contemplated by this Agreement and (ii) will obtain such approval within 270 calendar days after the Effective Date, provided that such 270-day period shall be extended through the first anniversary of the Effective Date if, within 30 calendar days after the Effective Date, such Guarantor has filed with the appropriate Nevada Gaming Authorities all applications required to effect the foregoing; provided, further, that if the failure to timely obtain such approval results solely from matters relating to the Administrative Agent as determined by the requisite Nevada Gaming Authorities, then the Borrower shall not be in violation of this covenant.

5.16.     Updating of Exhibits to Agreement. The Borrower will provide to the Administrative Agent, concurrently with the delivery of the certificate of a Financial Officer of the Borrower as required by Section 5.01(c) of the Credit Agreement, updated versions of the Exhibits to this Agreement (provided that if there have been no changes to any such Exhibits since the previous updating thereof required hereby, the Borrower shall indicate that there has been “no change” to the applicable Exhibits). Notwithstanding anything to the contrary contained in this Agreement, to the extent a covenant contained in this Article V relates or is subject to an Exhibit, such covenant shall be deemed applicable as of the most recent date that is the later of (i) the Effective Date or (ii) the date upon which a certificate of a Financial Officer of the Borrower has been delivered pursuant to Section 5.01(c) of the Credit Agreement.

ARTICLE VI

DEFAULT

6.1.     Default. The occurrence of any “Event of Default” under, and as defined in, the Credit Agreement shall constitute a default (“Default”) hereunder.

6.2.     Remedies.

6.2.1      Upon the occurrence and during the continuance of a Default, the Administrative Agent may, and at the direction of the Required Lenders shall, subject to compliance with Gaming Laws and the Loan Documents, exercise any or all of the following rights and remedies:

(i)

Those rights and remedies provided in this Agreement, the Credit Agreement, or any other Loan Document, provided that this clause (i) shall not be understood to limit any rights or remedies available to the Administrative Agent and the Secured Parties prior to a Default as otherwise set forth in the Loan Documents.

(ii)

Those rights and remedies available to a secured party under the UCC (whether or not the UCC applies to the affected Collateral) or under any other applicable law (including, without limitation, any law governing the exercise of a bank’s right of setoff or bankers’ lien) when a debtor is in default under a security agreement.

(iii)	Give notice of sole control or any other instruction under any Control Agreement and take any action therein with respect to such Collateral.

(iv)

Without notice (except as specifically provided in Section 9.1 hereof or elsewhere herein, demand or advertisement of any kind to any Guarantor or any other Person) enter the premises of any Guarantor where any Collateral is located (through self-help and without judicial process) to collect, receive, assemble, process, appropriate, sell, lease, assign, grant an option or options to purchase or otherwise dispose of, deliver, or realize upon, the Collateral or any part thereof in one or more parcels at public or private sale or sales (which sales may be adjourned or continued from time to time with or without notice and may take place at any Guarantor’s premises of elsewhere), for cash, on credit or for future delivery without assumption of any credit risk, and upon such other terms as the Administrative Agent may deem commercially reasonable.

(v)

Concurrently with written notice to the applicable Guarantor, transfer and register in its name or in the name of its nominee the whole or any part of the Pledged Collateral, to exchange certificates or instruments representing or evidencing Pledged Collateral for certificates or instruments of smaller or larger denominations, to exercise the voting and all other rights as a holder with respect thereto, to collect and receive all cash dividends, interest, principal and other distributions made thereon and to otherwise act with respect to the Pledged Collateral as though the Administrative Agent was the outright owner thereof; provided, however, that the Administrative Agent’s right to foreclose upon and/or sell Pledged Collateral that is in the form of Equity Interests of any Gaming Facility, or otherwise operate or take control, directly, indirectly or through an agent or designee, of the operation of a Gaming Facility, shall be subject to the Administrative Agent obtaining all necessary Gaming Approvals.

6.2.2      The Administrative Agent, on behalf of the Secured Parties, may comply with any applicable state or federal law requirements in connection with a disposition of the Collateral, and such compliance will not be considered to adversely affect the commercial reasonableness of any sale of the Collateral.

6.2.3      The Administrative Agent shall have the right upon any such public sale or sales and, to the extent permitted by law, upon any such private sale or sales, to purchase for the benefit of the Administrative Agent and the other Secured Parties, the whole or any part of the Collateral so sold, free of any right of equity redemption, which equity redemption the Guarantor hereby expressly releases.

6.2.4      Until the Administrative Agent is able to effect a sale, lease, or other disposition of Collateral, the Administrative Agent shall have the right to hold or use Collateral, or any part thereof, to the extent that it deems appropriate for the purpose of preserving Collateral or its value or for any other purpose deemed appropriate by the Administrative Agent. The Administrative Agent may, if it so elects, seek the appointment of a receiver or keeper to take possession of Collateral and to enforce any of the Administrative Agent’s remedies (for the benefit of the Administrative Agent and other Secured Parties), with respect to such appointment without prior notice or hearing as to such appointment.

6.2.5      If, after the Credit Agreement has terminated by its terms and all of the Secured Obligations have been paid in full, there remain outstanding Swap Obligations or Treasury Services Obligations, the Required Lenders may exercise the remedies provided in this Section 6.2 upon the occurrence of any event which would allow or require the termination or acceleration of any Swap Obligations or Treasury Services Obligations.

6.2.6      Notwithstanding the foregoing, neither the Administrative Agent nor any other Secured Party shall be required to (i) make any demand upon, or pursue or exhaust any of their rights or remedies against, any Guarantor, any other obligor, Guarantor, pledgor or any other Person with respect to the payment of the Secured Obligations or to pursue or exhaust any of their rights or remedies with respect to any Collateral therefor or any direct or indirect guarantee thereof, (ii) marshal the Collateral or any guarantee of the Secured Obligations or to resort to the Collateral or any such guarantee in any particular order, or (iii) effect a public sale of any Collateral.

6.2.7      Each Guarantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Collateral and may be compelled to resort to one or more private sales thereof in accordance with Section 6.2.1 above. Each Guarantor also acknowledges that any private sale may result in prices and other terms less favorable to the seller than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall not be deemed to have been made in a commercially unreasonable manner solely by virtue of such sale being private. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Collateral for the period of time necessary to permit any Guarantor or the issuer of the Pledged Collateral to register such securities for public sale under the Securities Act of 1933, as amended, or under applicable state securities laws, even if the applicable Guarantor and the issuer would agree to do so.

6.3.     Guarantors’ Obligations Upon Default. Upon the request of the Administrative Agent after the occurrence and during the continuance of a Default, each Guarantor will:

(i)     assemble and make available to the Administrative Agent the Collateral and all books and records relating thereto at any place or places specified by the Administrative Agent;

(ii)     permit the Administrative Agent, by the Administrative Agent’s representatives and agents, subject to applicable Gaming Laws, to enter, occupy and use any premises where all or any part of the Collateral, or the books and records relating thereto, or both, are located, to take possession of all or any part of the Collateral, or the books and records relating thereto, or both, to remove all or any part of the Collateral, or the books and records relating thereto, or both, and to conduct sales of the Collateral, without any obligation to pay the Guarantor for such use and occupancy;

(iii)     prepare and file, or cause an issuer of Pledged Collateral to prepare and file, with the Securities and Exchange Commission or any other applicable government agency, registration statements, a prospectus and such other documentation in connection with the Pledged Collateral as the Administrative Agent may request, all in form and substance satisfactory to the Administrative Agent, and furnish to the Administrative Agent, or cause an issuer of Pledged Collateral to furnish to the Administrative Agent, any information regarding the Pledged Collateral in such detail as the Administrative Agent may specify; and

(iv)     take, or cause an issuer of Pledged Collateral to take, any and all actions necessary to register or qualify the Pledged Collateral to enable the Administrative Agent to consummate a public sale or other disposition of the Pledged Collateral. At any time upon the occurrence and during the continuance of any Default, each Guarantor shall cooperate with the Administrative Agent with respect to obtaining any Gaming Approvals required for the exercise by the Administrative Agent of its rights and remedies hereunder and shall at the Administrative Agent’s request promptly submit any requests for such Gaming Approvals to any applicable Gaming Authority.

6.4.     License. The Administrative Agent is hereby granted a license or other right to use, following the occurrence and during the continuance of a Default, without charge, each Guarantor’s labels, patents, copyrights, rights of use of any name, trade secrets, trade names, trademarks, service marks, customer lists and advertising matter, or any property of a similar nature, as it pertains to the Collateral, in completing production of, advertising for sale, and selling any Collateral, and, following the occurrence and during the continuance of a Default, such Guarantor’s rights under all licenses and all franchise agreements shall inure to the Administrative Agent’s benefit. In addition, each Guarantor hereby irrevocably agrees that the Administrative Agent may, following the occurrence and during the continuance of a Default, sell any of such Guarantor’s Inventory directly to any person, including without limitation persons who have previously purchased such Guarantor’s Inventory from such Guarantor and in connection with any such sale or other enforcement of the Administrative Agent’s rights under this Agreement, may sell Inventory which bears any trademark owned by or licensed to such Guarantor and any Inventory that is covered by any copyright owned by or licensed to such Guarantor and the Administrative Agent may (but shall have no obligation to) finish any work in process and affix any trademark owned by or licensed to such Guarantor and sell such Inventory as provided herein.

ARTICLE VII

WAIVERS, AMENDMENTS AND REMEDIES

No delay or omission of the Administrative Agent or any Secured Party to exercise any right or remedy granted under this Agreement shall impair such right or remedy or be construed to be a waiver of any Default or an acquiescence therein, and any single or partial exercise of any such right or remedy shall not preclude any other or further exercise thereof or the exercise of any other right or remedy. No waiver, amendment or other variation of the terms, conditions or provisions of this Agreement whatsoever shall be valid unless in writing signed by the Administrative Agent and each Guarantor, and then only to the extent in such writing specifically set forth; provided that, the addition of any Subsidiary as a Guarantor hereunder by execution of a Supplement shall not require receipt of any consent from or execution of any documentation by any other Guarantor party hereto. All rights and remedies contained in this Agreement or by law afforded shall be cumulative and all shall be available to the Administrative Agent and the Secured Parties until the Secured Obligations have been paid in full.

ARTICLE VIII

PROCEEDS; COLLECTION OF RECEIVABLES

8.1.     Lockboxes. Upon request of the Administrative Agent after the occurrence and during the continuance of a Default, each Guarantor shall execute and deliver to the Administrative Agent irrevocable lockbox agreements in the form provided by or otherwise acceptable to the Administrative Agent, which agreements shall be accompanied by an acknowledgment by the bank where the lockbox is located of the Lien of the Administrative Agent granted hereunder and of irrevocable instructions to wire all amounts collected therein to a special collateral account at the Administrative Agent.

8.2.     Collection of Receivables. The Administrative Agent may at any time after the occurrence and during the continuance of a Default, by giving each Guarantor written notice, elect to require that the Receivables be paid directly to the Administrative Agent for the benefit of the Secured Parties. In such event, each Guarantor shall, and shall permit the Administrative Agent to, promptly notify the account debtors or obligors under the Receivables owned by such Guarantor of the Administrative Agent’s interest therein and direct such account debtors or obligors to make payment of all amounts then or thereafter due under such Receivables directly to the Administrative Agent. Upon receipt of any such notice from the Administrative Agent, each Guarantor shall thereafter hold in trust for the Administrative Agent, on behalf of the Secured Parties, all amounts and proceeds received by it with respect to the Receivables and Other Collateral and immediately and at all times thereafter during the continuance of a Default deliver to the Administrative Agent all such amounts and proceeds in the same form as so received, whether by cash, check, draft or otherwise, with any necessary endorsements. The Administrative Agent shall hold and apply funds so received as provided by the terms of Sections 8.3 and 8.4 hereof.

8.3.     Special Collateral Account. The Administrative Agent may, at any time after the occurrence and during the continuance of a Default, require all cash proceeds of the Collateral to be deposited in a special non-interest bearing cash collateral account with the Administrative Agent and held there as security for the Secured Obligations. No Guarantor shall have any control whatsoever over such cash collateral account. If any Default has occurred and is continuing, the Administrative Agent may (and shall, at the direction of the Required Lenders), from time to time, apply the collected balances in such cash collateral account to the payment of the Secured Obligations whether or not the Secured Obligations shall then be due.

8.4.     Application of Proceeds. The proceeds of the Collateral shall be applied by the Administrative Agent to payment of the Secured Obligations as provided under Section 2.18 of the Credit Agreement.

ARTICLE IX

GENERAL PROVISIONS

9.1.     Notice of Disposition of Collateral; Condition of Collateral. Each Guarantor hereby waives notice of the time and place of any public sale or the time after which any private sale or other disposition of all or any part of the Collateral may be made. To the extent such notice may not be waived under applicable law, any notice made shall be deemed reasonable if sent to the Borrower, addressed as set forth in Article X, at least ten (10) days prior to (i) the date of any such public sale or (ii) the time after which any such private sale or other disposition may be made. The Administrative Agent shall have no obligation to repair, clean-up or otherwise prepare the Collateral for sale. To the maximum extent permitted by applicable law, each Guarantor waives all claims, damages, and demands against the Administrative Agent or any other Secured Party arising out of the repossession, retention or sale of the Collateral, except such as arise solely out of the gross negligence or willful misconduct of the Administrative Agent or such other Secured Party as finally determined by a court of competent jurisdiction. To the extent it may lawfully do so, each Guarantor absolutely and irrevocably waives and relinquishes the benefit and advantage of, and covenants not to assert against the Administrative Agent or any other Secured Party, any valuation, stay, appraisal, extension, moratorium, redemption or similar laws and any and all rights or defenses it may have as a surety now or hereafter existing which, but for this provision, might be applicable to the sale of any Collateral made under the judgment, order or decree of any court, or privately under the power of sale conferred by this Agreement, or otherwise. Except as otherwise specifically provided herein, each Guarantor hereby waives presentment, demand, protest or any notice (to the maximum extent permitted by applicable law) of any kind in connection with this Agreement or any Collateral.

9.2.     Limitation on Administrative Agent’s and other Secured Parties’ Duty with Respect to the Collateral. The Administrative Agent shall have no obligation to repair, clean-up or otherwise prepare the Collateral for sale. The Administrative Agent and each other Secured Party shall use reasonable care with respect to the Collateral in its possession or under its control. Neither the Administrative Agent nor any other Secured Party shall have any other duty as to any Collateral in its possession or control or in the possession or control of any agent or nominee of the Administrative Agent or such other Secured Party, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. To the extent that applicable law imposes duties on the Administrative Agent to exercise remedies in a commercially reasonable manner, each Guarantor acknowledges and agrees that it is commercially reasonable for the Administrative Agent (i) to fail to incur expenses deemed significant by the Administrative Agent to prepare Collateral for disposition or otherwise to transform raw material or work in process into finished goods or other finished products for disposition, (ii) to fail to obtain third party consents for access to Collateral to be disposed of, or to obtain or, if not required by other law (including applicable Gaming Laws), to fail to obtain governmental or third party consents for the collection or disposition of Collateral to be collected or disposed of, (iii) to fail to exercise collection remedies against account debtors or other Persons obligated on Collateral or to remove Liens on or any adverse claims against Collateral, (iv) to exercise collection remedies against account debtors and other Persons obligated on Collateral directly or through the use of collection agencies and other collection specialists, (v) to advertise dispositions of Collateral through publications or media of general circulation, whether or not the Collateral is of a specialized nature, (vi) to contact other Persons, whether or not in the same business as such Guarantor, for expressions of interest in acquiring all or any portion of such Collateral, (vii) to hire one or more professional auctioneers to assist in the disposition of Collateral, whether or not the Collateral is of a specialized nature, (viii) to dispose of Collateral by utilizing internet sites that provide for the auction of assets of the types included in the Collateral or that have the reasonable capacity of doing so, or that match buyers and sellers of assets, (ix) to dispose of assets in wholesale rather than retail markets, (x) to disclaim disposition warranties, such as title, possession or quiet enjoyment, (xi) to purchase insurance or credit enhancements to insure the Administrative Agent against risks of loss, collection or disposition of Collateral or to provide to the Administrative Agent a guaranteed return from the collection or disposition of Collateral, or (xii) to the extent deemed appropriate by the Administrative Agent, to obtain the services of other brokers, investment bankers, consultants and other professionals to assist the Administrative Agent in the collection or disposition of any of the Collateral. Each Guarantor acknowledges that the purpose of this Section 9.2 is to provide non-exhaustive indications of what actions or omissions by the Administrative Agent would be commercially reasonable in the Administrative Agent’s exercise of remedies against the Collateral and that other actions or omissions by the Administrative Agent shall not be deemed commercially unreasonable solely on account of not being indicated in this Section 9.2. Without limitation upon the foregoing, nothing contained in this Section 9.2 shall be construed to grant any rights to any Guarantor or to impose any duties on the Administrative Agent that would not have been granted or imposed by this Agreement or by applicable law in the absence of this Section 9.2.

9.3.     Compromises and Collection of Collateral. Each Guarantor and the Administrative Agent recognize that setoffs, counterclaims, defenses and other claims may be asserted by obligors with respect to certain of the Receivables, that certain of the Receivables may be or become uncollectible in whole or in part and that the expense and probability of success in litigating a disputed Receivable may exceed the amount that reasonably may be expected to be recovered with respect to a Receivable. In view of the foregoing, each Guarantor agrees that the Administrative Agent may at any time and from time to time, if a Default has occurred and is continuing, compromise with the obligor on any Receivable, accept in full payment of any Receivable such amount as the Administrative Agent in its sole discretion shall determine or abandon any Receivable, and any such action by the Administrative Agent shall be commercially reasonable so long as the Administrative Agent acts in good faith based on information known to it at the time it takes any such action.

9.4.     Secured Party Performance of Guarantor’s Obligations. Without having any obligation to do so, upon the occurrence and during the continuance of a Default, the Administrative Agent may perform or pay any obligation which any Guarantor has agreed to perform or pay in this Agreement and such Guarantor shall reimburse the Administrative Agent for any reasonable amounts paid by the Administrative Agent pursuant to this Section 9.4. Each Guarantor’s obligation to reimburse the Administrative Agent pursuant to the preceding sentence shall be a Secured Obligation payable on demand.

9.5.     Authorization for Secured Party to Take Certain Action. Each Guarantor irrevocably authorizes the Administrative Agent at any time and from time to time (after the occurrence and during the continuance of a Default in the cases of clauses (ii), (v), (vi) and (vii) of this Section 9.5) in the sole discretion of the Administrative Agent and appoints the Administrative Agent as its attorney in fact (i) to execute on behalf of such Guarantor as debtor and to file financing statements necessary or desirable in the Administrative Agent’s sole discretion to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (ii) to indorse and collect any cash proceeds of the Collateral, (iii) to file a carbon, photographic or other reproduction of this Agreement or any financing statement with respect to the Collateral as a financing statement and to file any other financing statement or amendment of a financing statement (which does not add new collateral or add a debtor) in such offices as the Administrative Agent in its sole discretion deems necessary or desirable to perfect and to maintain the perfection and priority of the Administrative Agent’s security interest in the Collateral, (iv) to contact and enter into one or more agreements with the issuers of uncertificated securities which are Collateral owned by such Guarantor and which are Securities or with financial intermediaries holding other Investment Property as may be necessary or advisable to give the Administrative Agent Control over such Securities or other Investment Property, (v) subject to the terms of Section 5.1.5 hereof, to enforce payment of the Instruments, Accounts and Receivables in the name of the Administrative Agent or such Guarantor, (vi) to apply the proceeds of any Collateral received by the Administrative Agent to the Secured Obligations as provided in Article VIII and (vii) to discharge past due taxes, assessments, charges, fees or Liens on the Collateral (except for such Liens as are specifically permitted hereunder or under any other Loan Document), and each Guarantor agrees to reimburse the Administrative Agent on demand for any reasonable payment made or any reasonable expense incurred by the Administrative Agent in connection therewith, provided that this authorization shall not relieve any Guarantor of any of its obligations under this Agreement or under the Credit Agreement.

9.6.     Specific Performance of Certain Covenants. Each Guarantor acknowledges and agrees that a breach of any of the covenants contained in Section 5.1.5, 5.4, 6.3 or 9.8 or in Article VIII hereof will cause irreparable injury to the Administrative Agent and the Secured Parties, that the Administrative Agent and Secured Parties have no adequate remedy at law in respect of such breaches and therefore agrees, without limiting the right of the Administrative Agent or the Secured Parties to seek and obtain specific performance of other obligations of the Guarantors contained in this Agreement, that the covenants of the Guarantors contained in the Sections referred to in this Section 9.6 shall be specifically enforceable against the Guarantors.

9.7.     Use and Possession of Certain Premises. Upon the occurrence and during the continuance of a Default, the Administrative Agent shall be entitled to occupy and use any premises owned or leased by the Guarantors where any of the Collateral or any records relating to the Collateral are located until the Secured Obligations are paid or the Collateral is removed therefrom, whichever first occurs, without any obligation to pay any Guarantor for such use and occupancy.

9.8.     Dispositions Not Authorized. No Guarantor is authorized to sell or otherwise dispose of the Collateral except as set forth in Section 5.1.5 hereof and notwithstanding any course of dealing between any Guarantor and the Administrative Agent or other conduct of the Administrative Agent, no authorization to sell or otherwise dispose of the Collateral (except as set forth in Section 5.1.5 hereof) shall be binding upon the Administrative Agent or the Secured Parties unless such authorization is in writing signed by the Administrative Agent with the consent or at the direction of the Required Lenders.

9.9.     Reinstatement. This Agreement shall remain in full force and effect and continue to be effective should any petition be filed by or against any Guarantor for liquidation or reorganization, should any Guarantor become insolvent or make an assignment for the benefit of any creditor or creditors or should a receiver or trustee be appointed for all or any significant part of any Guarantor’s assets, and shall continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Secured Obligations, or any part thereof, is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any obligee of the Secured Obligations, whether as a “voidable preference,” “fraudulent conveyance,” or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Secured Obligations shall be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

9.10.     Benefit of Agreement. The terms and provisions of this Agreement shall be binding upon and inure to the benefit of the Guarantors, the Administrative Agent and the Secured Parties and their respective successors and assigns (including all persons who become bound as a debtor to this Agreement), except that the Guarantors shall not have the right to assign their rights or delegate their obligations under this Agreement or any interest herein, without the prior written consent of the Administrative Agent. No sales of participations, assignments, transfers, or other dispositions of any agreement governing the Secured Obligations or any portion thereof or interest therein shall in any manner impair the Lien granted to the Administrative Agent, for the benefit of the Administrative Agent and the other Secured Parties, hereunder.

9.11.     Survival of Representations. All representations and warranties of the Guarantors contained in this Agreement shall survive the execution and delivery of this Agreement.

9.12.     Expenses. The Guarantors shall pay (i) all reasonable and documented out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, but limited to no more than one counsel and, if applicable, one local and one regulatory counsel in each applicable jurisdiction) in connection with the preparation, negotiation, execution, delivery and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent or any Secured Party (including the fees, charges and disbursements of any counsel for the Administrative Agent or any Secured Party) in connection with the enforcement or protection of its rights (A) in connection with this Agreement and any other Loan Document, including its rights under this Section 9.12, or (B) in connection with the Loans made or Letters of Credit issued under the Credit Agreement, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit.

9.13.     Headings. The title of and section headings in this Agreement are for convenience of reference only, and shall not govern the interpretation of any of the terms and provisions of this Agreement.

9.14.     Termination. This Agreement shall continue in effect (notwithstanding the fact that from time to time there may be no Secured Obligations outstanding) until (i) any and all commitments to extend credit under the Loan Documents have terminated, and the Credit Agreement has terminated pursuant to its express terms and (ii) all of the Secured Obligations (other than Unliquidated Obligations) have been indefeasibly paid in cash and performed in full (or with respect to any outstanding Letters of Credit, a cash deposit or backup Letter of Credit has been delivered to the Administrative Agent as required by the Credit Agreement) and no commitments of the Administrative Agent or the Secured Parties which would give rise to any Obligations are outstanding.

9.15.     Entire Agreement. This Agreement embodies the entire agreement and understanding between the Guarantors and the Administrative Agent relating to the Collateral and supersedes all prior agreements and understandings among the Guarantors and the Administrative Agent relating to the Collateral.

9.16.     Governing Law; Jurisdiction; Waiver of Jury Trial.

9.16.1      THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAW OF THE STATE OF NEW YORK.

9.16.2      Each Guarantor hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each Guarantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each Guarantor agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, the Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Guarantor or its properties in the courts of any jurisdiction.

9.16.3      Each Guarantor hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in Section 9.16.2. Each Guarantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

9.16.4      Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Article X of this Agreement, and each of the Guarantors hereby appoints the Borrower as its agent for service of process. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

9.16.5      WAIVER OF JURY TRIAL. EACH GUARANTOR HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH GUARANTOR (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER GUARANTOR HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER GUARANTOR WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER GUARANTORS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

9.17.     Indemnity. Each Guarantor hereby agrees, jointly with the other Guarantors and severally, to indemnify the Administrative Agent and the Secured Parties, and their respective successors, assigns, agents and employees in accordance with the terms of Section 9.03(b) of the Credit Agreement applied mutatis mutandis.

9.18.     Intercompany Indebtedness. All Indebtedness of any Guarantor owing to any other Guarantor shall at all times be subordinated to the Secured Obligations to a Global Intercompany Note.

9.19.     Severability. Any provision in this Agreement that is held to be inoperative, unenforceable, or invalid in any jurisdiction shall, as to that jurisdiction, be inoperative, unenforceable, or invalid without affecting the remaining provisions in that jurisdiction or the operation, enforceability, or validity of that provision in any other jurisdiction, and to this end the provisions of this Agreement are declared to be severable.

9.20.     Application of Gaming Laws.

9.20.1      This Agreement is subject to Gaming Laws and Liquor Laws. Without limiting the generality of the foregoing, the Administrative Agent acknowledges that (i) it is subject to the jurisdiction of the Gaming Authorities or Governmental Authorities enforcing such Gaming Laws or Liquor Laws (and to being called forward by such Gaming Authorities or Governmental Authorities, in their discretion, for licensing, qualification or findings of suitability or to file or provide other information) and (ii) all rights, remedies and powers in or under this Agreement, including with respect to the Collateral and the ownership, possession and operation of facilities subject to the jurisdiction of the Gaming Authorities, may be exercised only to the extent that the exercise thereof does not violate any applicable provisions of the Gaming Laws and Liquor Laws and only to the extent that required approvals (including prior approvals) are obtained from the relevant Gaming Authorities. Notwithstanding anything to the contrary in this Agreement, the Administrative Agent agrees to cooperate with each Gaming Authority in connection with the administration of their regulatory jurisdiction over the Borrower and its Subsidiaries in connection with this Agreement and the transactions contemplated hereby, including, without limitation, the provision of such documents or other information as may be requested by any such Gaming Authorities relating to this Agreement and the transactions contemplated hereby.

9.20.2      The pledge of any Equity Interests in any Person that is subject to the jurisdiction of the Nevada Gaming Authorities (the “Nevada Equity Interests”) as a licensee or registered company under the Nevada Gaming Laws will require the prior approval of the Nevada Gaming Authorities in order to be effective. No certificates evidencing such Equity Interests shall be delivered to the Administrative Agent or any custodial agent until such approval has been obtained. The certificates representing any such Equity Interests shall at all times remain within the territorial boundaries of the State of Nevada and shall be made available for inspection by the Nevada Gaming Authorities immediately upon request during normal business hours. Neither the Administrative Agent nor any agent thereof shall surrender possession of such Equity Interests to any person other than the grantor pledging the same without the prior approval of the Nevada Gaming Authorities or as otherwise permitted by applicable Nevada Gaming Laws.

9.21.     Counterparts. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

ARTICLE X

NOTICES

10.1.     Sending Notices. Any notice required or permitted to be given under this Agreement shall be sent (and deemed received) in the manner and to the addresses set forth in Section 9.01 of the Credit Agreement. Any notice delivered to the Borrower shall be deemed to have been delivered to all of the Guarantors.

10.2.     Change in Address for Notices. Each of the Guarantors, the Administrative Agent and the Lenders may change the address for service of notice upon it by a notice in writing to the other parties.

ARTICLE XI

THE ADMINISTRATIVE AGENT

Capital One, National Association has been appointed Administrative Agent for the Secured Parties hereunder pursuant to Article VIII of the Credit Agreement. It is expressly understood and agreed by the parties to this Agreement that any authority conferred upon the Administrative Agent hereunder is subject to the terms of the delegation of authority made by the Secured Parties to the Administrative Agent pursuant to the Credit Agreement, and that the Administrative Agent has agreed to act (and any successor Administrative Agent shall act) as such hereunder only on the express conditions contained in such Article VIII. Any successor Administrative Agent appointed pursuant to Article VIII of the Credit Agreement shall be entitled to all the rights, interests and benefits of the Administrative Agent hereunder.

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IN WITNESS WHEREOF, each of the Guarantors and the Administrative Agent have executed this Agreement as of the date first above written.

GOLDEN ENTERTAINMENT, INC., as a Guarantor By: /s/ Matthew W. Flandermeyer__________ Name: Matthew W. Flandermeyer Title: Executive Vice President, Chief Financial Officer and Secretary

EVITTS RESORT, LLC

LAKES CLOVERDALE, LLC

LAKES FLORIDA DEVELOPMENT, LLC
LAKES GAME DEVELOPMENT, LLC

LAKES GAMING AND RESORTS, LLC

LAKES GAMING – MISSISSIPPI, LLC

LAKES JAMUL, INC.

LAKES KAR SHINGLE SPRINGS, L.L.C.

LAKES KEAN ARGOVITZ RESORTS – CALIFORNIA, L.L.C.

LAKES MARYLAND CASINO MANAGEMENT, LLC

LAKES MARYLAND DEVELOPMENT, LLC

LAKES NIPMUC, LLC

LAKES OHIO DEVELOPMENT, LLC

LAKES PAWNEE CONSULTING, LLC
LAKES PAWNEE MANAGEMENT, LLC

LAKES SHINGLE SPRINGS, INC.

PACIFIC COAST GAMING – SANTA ROSA, LLC

Each as Guarantor

By     /s/ Matthew W. Flandermeyer

 Matthew W. Flandermeyer, Executive

Vice President, Chief Financial

Officer and Secretary of

Golden Entertainment, Inc.,

in such capacity acting as agent

for each of the foregoing entities

GOLDEN HOLDINGS, INC.,

a Nevada corporation

77 GOLDEN GAMING, LLC,

a Nevada limited liability company

BIG SKY GAMING, LLC,

a Nevada limited liability company

BIG SKY GAMING MANAGEMENT, LLC,

a Nevada limited liability company

SARTINI SYNERGY ONLINE, LLC,

a Nevada limited liability company

GOLDEN GAMING, LLC,

a Nevada limited liability company

By: /s/ Matthew W. Flandermeyer

Name:   Matthew W. Flandermeyer

Title:     Executive Vice President, Chief Financial Officer and Secretary of Golden Entertainment, Inc.

GOLDEN AVIATION, LLC,

a Nevada limited liability company

GOLDEN GOLF MANAGEMENT, LLC,

a Nevada limited liability company

GOLDEN HRC, LLC,

a Nevada limited liability company

GOLDEN PAHRUMP NUGGET, LLC,

a Nevada limited liability company

GOLDEN PAHRUMP TOWN, LLC,

a Nevada limited liability company

GOLDEN PAHRUMP LAKESIDE, LLC,

a Nevada limited liability company

GOLDEN ROUTE OPERATIONS, LLC,

a Nevada limited liability company

GOLDEN TAVERN GROUP, LLC,

a Nevada limited liability company

GOLDEN TAVERN RESTAURANTS, LLC,

a Nevada limited liability company

SARTINI GAMING, LLC,

a Nevada limited liability company

MARKET GAMING, LLC,

a Nevada limited liability company

CARDIVAN, LLC,

a Nevada limited liability company

CORRAL COUNTRY COIN, LLC,

a Nevada limited liability company

By: /s/ Matthew W. Flandermeyer

Name:   Matthew W. Flandermeyer

Title:     Executive Vice President, Chief Financial Officer and Secretary of Golden Entertainment, Inc.

GOLDIES GROUP, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB HENDERSON 1, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB STEWART-NELLIS 2, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB EAST SAHARA 3, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB RANCHO 4, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB CHEYENNE-NELLIS 5, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB SUMMERLIN 6, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB VEGAS VALLEY 7, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB WEST SAHARA 8, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB SPRING MOUNTAIN 9, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB FLAMINGO 10, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB RAINBOW 11, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB DURANGO 12, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB WARM SPRINGS 13, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB TWAIN 14, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB TROPICANA 15, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB WINTERWOOD 16, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB SUNSET-PECOS 17, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB MLK 18, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB TUNES 19, LLC,

a Nevada limited liability company

By: /s/ Matthew W. Flandermeyer

Name:   Matthew W. Flandermeyer

Title:     Executive Vice President, Chief Financial Officer and Secretary of Golden Entertainment, Inc.

GOLDEN-PT’S PUB DECATUR-HACIENDA 20, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB DECATUR-SOBB 21, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB SILVERADO-MARYLAND 22, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB SILVERADO-BERMUDA 23, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB SUNRISE 24, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB HUALAPAI 25, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB BIG GAME 26, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB CANTINA 27, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB FERNLEY 28, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB FORT APACHE 29, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB ANN 30, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB RUSSELL 31, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB CENTENNIAL 32, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB HORIZON 33, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB ST. ROSE 35, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB EASTERN 36, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB RACETRACK 37, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB ANTHEM 38, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB SUNSET-BUFFALO 39, LLC,

a Nevada limited liability company

By: /s/ Matthew W. Flandermeyer

Name:  Matthew W. Flandermeyer

Title:    Executive Vice President, Chief Financial Officer and Secretary of Golden Entertainment, Inc.

GOLDEN-PT’S PUB TRIPLE BAR 40, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB OCEANS 41, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB DESERT INN 42, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB SPRING VALLEY 44, LLC,

a Nevada limited liability company

GOLDEN-O’ACES BAR RAINBOW 46, LLC,

a Nevada limited liability company

GOLDEN-O’ACES BAR POST 47, LLC,

a Nevada limited liability company

GOLDEN - PT’S PUB FOOTHILLS 48, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB FRED’S 49, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB CROSSROADS TC 50, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB WHITNEY RANCH 51, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB BLACK MOUNTAIN 52, LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB MOLLY MALONE’S 53 LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB KAVANAUGH’S 54 LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB SEAN PATRICK’S 55 LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB MORRISSEY’S 56 LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB GB’S 57 LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB OWL 58 LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB FIRESIDE 59 LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB MOUNTAINSIDE 60 LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB OYSTER 61 LLC,

a Nevada limited liability company

By: /s/ Matthew W. Flandermeyer

Name:  Matthew W. Flandermeyer

Title:    Executive Vice President, Chief Financial Officer and Secretary of Golden Entertainment, Inc.

GOLDEN-PT’S PUB BEANO’S 62 LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB BREW 63 LLC,

a Nevada limited liability company

GOLDEN-PT’S PUB RANCH 64 LLC,

a Nevada limited liability company

BONNIE’S 1 LLC,

a Nevada limited liability company

SPARKY’S PRATER 1, LLC,

a Nevada limited liability company

SPARKY’S DOGHOUSE 2, LLC,

a Nevada limited liability company

SPARKY’S MCCARRAN 3, LLC,

a Nevada limited liability company

SPARKY’S LONGLEY 4, LLC,

a Nevada limited liability company

SPARKY’S MT. ROSE 5, LLC,

a Nevada limited liability company

SPARKY’S SOUTH CARSON 7, LLC,

a Nevada limited liability company

SPARKY’S SOUTH MEADOWS 8, LLC,

a Nevada limited liability company

GOLDEN-SIERRA GOLD DOUBLE R1, LLC,

a Nevada limited liability company

GOLDEN-SIERRA JUNCTION DOUBLE R2, LLC,

a Nevada limited liability company

SIERRA GOLD JONES 3, LLC,

a Nevada limited liability company

SIERRA GOLD BUFFALO 4, LLC,

a Nevada limited liability company

SIERRA GOLD STEPHANIE 5, LLC,

a Nevada limited liability company

SIERRA GOLD ALIANTE 6, LLC,

a Nevada limited liability company

GOLDEN RR BUFFALO 1, LLC,

a Nevada limited liability company

GOLDEN RR FLAMINGO 2, LLC,

a Nevada limited liability company

GOLDEN RR EASTERN 3, LLC,

a Nevada limited liability company

GOLDEN RR CENTENNIAL 4, LLC,

a Nevada limited liability company

By: /s/ Matthew W. Flandermeyer

Name:  Matthew W. Flandermeyer

Title:    Executive Vice President, Chief Financial Officer and Secretary of Golden Entertainment, Inc.

GOLDIES HUALAPAI 1, LLC,

a Nevada limited liability company

GOLDIES VALLEY VIEW 2, LLC,

a Nevada limited liability company

GOLDIES SOUTH MEADOWS 4, LLC,

a Nevada limited liability company

GOLDIES CACTUS 5, LLC,

a Nevada limited liability company

GOLDIES WARM SPRINGS 6, LLC,

a Nevada limited liability company

GOLDIES WINDMILL 7, LLC,

a Nevada limited liability company

GOLDIES WESTCLIFF 8, LLC,

a Nevada limited liability company

By: /s/ Matthew W. Flandermeyer

Name:  Matthew W. Flandermeyer

Title:    Executive Vice President, Chief Financial Officer and Secretary of Golden Entertainment, Inc.

CAPITAL ONE, NATIONAL ASSOCIATION,

as Administrative Agent

By: /s/ Ross S. Wales_______________________________

Name: Ross S, Wales

Title: Senior Vice President